SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2012

GRUBB & ELLIS COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-8122	94-1424307
(State or other	(Commission	(IRS Employer
jurisdiction of formation)	File Number)	Identification No.)

1551 North Tustin Avenue, Suite 300, Santa Ana, California 92705

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (714) 667-8252

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On March 9, 2012, Grubb & Ellis Company (the “Company”) notified the staff of the New York Stock Exchange (the “NYSE”) of its intent to withdraw the Company’s appeal of the suspension of trading of the Company’s common stock on the NYSE and the NYSE’s intention to begin the process to delist the Company’s common stock due to its non-compliance with the NYSE’s continued listing standards, and the Company’s withdrawal from the requested hearing before a committee of the NYSE board of directors which was scheduled for May 6, 2012.

In response to the above reference notification from the Company, the NYSE announced its final determination to remove the Company’s common stock from listing on the NYSE and that it will file with the Securities and Exchange Commission (the “Commission”) a Form 25 Delisting Application to remove the Company’s common stock from listing on the NYSE. The delisting will become effective ten days after the Form 25 is filed unless postponed by the Commission.

The Company’s common stock has been traded on the OTCQB Marketplace since January 6, 2012 under the symbol “GRBE”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant’s behalf.

By:	/s/ Michael J. Rispoli
Michael J. Rispoli
Executive Vice President and Chief Financial Officer

Dated: March 12, 2012